UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 23, 2020

TEXAS INSTRUMENTS INCORPORATED
(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
12500 TI BOULEVARD
DALLAS, TEXAS 75243
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	TXN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on April 23, 2020, the stockholders elected the Board of Directors of Texas Instruments Incorporated and voted upon two Board proposals contained within our Proxy Statement dated March 10, 2020.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non-Votes

Mark A. Blinn	744,207,344	8,075,818	1,115,244	77,074,480
Todd M. Bluedorn	745,049,549	7,233,865	1,114,992	77,074,480
Janet F. Clark	749,597,901	2,738,529	1,061,976	77,074,480
Carrie S. Cox	730,865,235	21,456,076	1,077,095	77,074,480
Martin S. Craighead	748,943,759	3,344,303	1,110,344	77,074,480
Jean M. Hobby	745,177,886	7,127,171	1,093,349	77,074,480
Michael Hsu	700,638,473	51,624,674	1,135,259	77,074,480
Ronald Kirk	740,801,424	6,446,933	6,150,049	77,074,480
Pamela H. Patsley	697,791,906	54,532,305	1,074,195	77,074,480
Robert E. Sanchez	749,392,583	2,899,798	1,106,025	77,074,480
Richard K. Templeton	708,551,272	41,155,206	3,691,928	77,074,480

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non-Votes

Board proposal regarding advisory approval of the company’s executive compensation	681,952,354	69,442,298	2,003,754	77,074,480

Proposal	For	Against	Abstentions

Board proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2020	797,909,169	31,121,768	1,441,949

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: April 28, 2020	By:	/s/ Cynthia Hoff Trochu
Cynthia Hoff Trochu
Senior Vice President, Secretary and
General Counsel